Exhibit 99.2

TEXTRON INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Textron Inc. (the "Company") on Form 10-Q for the period ending March 29,2003 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Ted R. French, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Textron Inc.

Date: May 6, 2003	/s/ Ted R. French
Ted R. French
Executive Vice President and Chief &0#160;Financial Officer

A signed original of this written statement required by Section 906 has been provided to Textron Inc. and will be retained by Textron Inc and furnished to the Securities and Exchange Commission or its staff upon request.